Exhibit 99.1

INSPIRED ANNOUNCES CLOSING OF SALE OF UK HOLIDAY PARKS BUSINESS TO GENDA INC.

NEW YORK, NEW YORK, NOVEMBER 7, 2025 – Inspired Entertainment, Inc. (“Inspired”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware, and services, today announced the completion of the previously announced sale of its UK holiday parks business and certain associated leisure assets to GENDA Inc. (“GENDA,” TSE:9166), a global entertainment company, for total consideration of approximately £18.6 million in cash.

This transaction, which was first announced on August 27, 2025, has received all required regulatory approvals and satisfied all other closing conditions.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, and lottery operators across land-based and mobile channels around the world. Inspired’s gaming, virtual sports, and interactive products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. Inspired operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 75,000 gaming machines located in betting shops, pubs, gaming halls and other route operations worldwide; virtual sports products through approximately 25,000 retail venues and various online websites; and interactive games for 500+ websites.

Additional information can be found at www.inseinc.com.

About GENDA

“More fun for your days”

To realize this Aspiration, GENDA is an entertainment company that aims to build a global entertainment network and increase the “total amount of fun” distributed throughout the world. GENDA operate a wide range of businesses in entertainment, including Amusement, Karaoke, Lifestyle, Tourism, Food & Beverage, Character Merchandising and Contents & Promotions (movies, interactive contents, etc.).

Both domestically and internationally, GENDA operates approximately 1,100 locations, including amusement arcades such as “GiGO,” the karaoke chain “Karaoke BanBan” and the photography studio “Studio CARATT,” as well as approximately 14,000 mini-locations (mainly a gaming corner with 30 or fewer game machines installed). GENDA operates in Japan, the United States, mainland China, Hong Kong, Taiwan, the United Kingdom, Vietnam, the Netherlands, Canada and Singapore.

Company name: GENDA Inc.

Representative: Representative Director, President and CEO Nao Kataoka

Established: May 2018

Location: 6F Tokyo Shiodome Building, 1-9-1 Higashi-Shinbashi, Minato-ku, Tokyo

Web site: https://genda.jp/en

GENDA IR page: https://genda.jp/en/ir

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date and Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2024, and in subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov and on Inspired’s website at www.inseinc.com.

Contact:

For Investors

IR@inseinc.com

For Press and Sales

inspiredsales@inseinc.com